Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Akanda Corp.

Bophelo Bio Science and Wellness (Pty) Limited

Bophelp Holdings Limited

Canmart Limited

Cannaheath Limited

We consent to the inclusion in the Pre-Effective Amendment No. 1 to Form F-1 Registration Statement of Akanda Corp. (the “Company”) our report dated November 18, 2021 relating to our audit of statement of financial position as of July 16, 2021, and statements of operations, shareholders’ equity and cash flows for the period from July 16, 2021 (inception) through to August 31, 2021.

We consent to the inclusion in the Pre-Effective Amendment No. 1 to Form F-1 Registration Statement of Bophelo Bio Science and Wellness (Pty) Limited our report dated November 18, 2021 relating to our audit of the statements of financial position as of December 31, 2020 and December 31, 2019 and statements of operations, shareholders’ equity and cash flows for the period from January 01, 2020 through December 31, 2020 and January 01, 2019 through December 31, 2019.

We consent to the inclusion in the Pre-Effective Amendment No. 1 to Form F-1 Registration Statement of Bophelo Holdings Limited our report dated November 18, 2021 relating to our audit of the statement of financial position as of August 4, 2021, and statements of operations, shareholder’s equity and cash flows for the period from August 4, 2021 (inception) through August 31, 2021.

We consent to the inclusion in the Pre-Effective Amendment No. 1 to Form F-1 Registration Statement of Canmart Limited our report dated November 18, 2021 relating to our audit of the statements of financial position as of December 31, 2020 and December 31, 20219, and statements of operations, shareholders’ equity and cash flows for the period from January 01, 2020 through December 31, 2020 and January 01, 2019 through December 31, 2019.

We consent to the inclusion in the Pre-Effective Amendment No. 1 to Form F-1 Registration Statement of Cannaheath Limited. our report dated November 18, 2021 relating to our audit of the statement of financial position as of December 31, 2020, and statements of operations, shareholder’s equity and cash flows for the period from July 01, 2020 (inception) through December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, Colorado

February 14, 2022